  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1998
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ----------------------
                                 AMRESCO, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                                         59-1781257
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)

                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                              DALLAS, TEXAS 75201
                                 (214) 953-7700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ----------------------

                               L. KEITH BLACKWELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             700 NORTH PEARL STREET
                               SUITE 2400, LB 342
                              DALLAS, TEXAS 75201
                                 (214) 953-7700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
    Title of Each Class of Securities           Proposed Maximum Aggregate
            to be Registered                        Offering Price (1)            Amount of Registration Fee
-------------------------------------------------------------------------------------------------------------
Debt Securities (2)                                        (6)                            (6)
Preferred Stock, par value $1.00 per share (3)             (6)                            (6)
Common Stock, par value $0.05 per share (4)                (6)                            (6)
Securities Warrants (5)                                    (6)                            (6)
-------------------------------------------------------------------------------------------------------------
Total                                                  $1,000,000(7)                     $295
-------------------------------------------------------------------------------------------------------------

(1) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2) Subject to note (7) below, an indeterminate principal amount of Debt Securities is being registered hereunder. The aggregate amount registered represents the principal amount of any Debt Securities issued at their principal amount and the issue price (rather than the principal amount) of any Debt Securities issued at an original issue discount. Also being registered hereunder is an indeterminate principal amount of Debt Securities as shall be (a) issuable (i) upon conversion or exchange of Preferred Stock or other Debt Securities registered hereunder and (ii) upon exercise of the Securities Warrants registered hereunder and (b) necessary to adjust the principal amount of Debt Securities from time to time reserved for issuance upon such exercise in accordance with the anti-dilution provisions of any convertible or exchangeable Preferred Stock or other Debt Securities or the Securities Warrants.

(3) Subject to note (7) below, an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant is being registered hereunder. Also being registered hereunder is an indeterminate number of shares of Preferred Stock as shall be (a) issuable upon exchange of Debt Securities into Preferred Stock or exercise of the Securities Warrants registered hereunder and (b) necessary to adjust the number of shares of Preferred Stock from time to time reserved for issuance upon such exercise in accordance with the anti-dilution provisions of the Securities Warrants or exchangeable Debt Securities.

(4) Subject to note (7) below, an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant is being registered hereunder. Also being registered hereunder is an indeterminate number of shares of Common Stock as shall be (a) issuable (i) upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder and
    (ii) upon exercise of Securities Warrants registered hereunder, (b) necessary to adjust the number of shares of Common Stock from time to time reserved for issuance upon such conversion, redemption or exercise in accordance with the anti-dilution provisions of the Debt Securities, Preferred Stock or Securities Warrants, respectively, and (c) issuable as a result of a stock split, stock dividend or other adjustment to or change in the outstanding shares of Common Stock.

(5) Subject to note (7) below, an indeterminate number of Securities Warrants as may be sold, from time to time, by the registrant is being registered hereunder.

(6) Not applicable pursuant to General Instruction II.D. of Form S-3.

(7) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.          +
+ A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH + + THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD +
+ NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION         +
+ STATEMENT BECOMESEFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER + + TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE + + OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE +
+ WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE           +
+ SECURITIES LAWS OF ANY SUCH STATE.                                           +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                   $1,000,000


                                 [AMRESCO LOGO]

                COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES,
                         SECURITIES WARRANTS AND UNITS

                                _______________



     AMRESCO, INC. (the "Company") may offer from time to time, together or separately, (i) shares of its common stock, par value $0.05 per share (the "Common Stock"), (ii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidencing depositary receipts ("Depositary Shares"), (iii) its debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") and (iv) warrants (collectively, the "Securities Warrants") to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants"), Depositary Shares (the "Depositary Share Warrants") or Common Stock (the "Common Stock Warrants"), in amounts, at prices and on terms to be determined at the time of the offering thereof. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Securities Warrants (collectively, the "Securities") may be offered independently or together in any combination ("Units") for sale directly to purchasers or through dealers, underwriters or agents to be designated. The Subordinated Debt Securities and Preferred Stock may be convertible or exchangeable into other series of Debt Securities, Preferred Stock or Common Stock. The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances the aggregate offering price of which will not exceed $1.0 million (or the equivalent thereof if the Debt Securities are denominated in one or more foreign currencies or foreign currency units).

     The specific terms of the Securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement"), including, where applicable, (i) in the case of Common Stock, the aggregate number of shares offered and by whom offered, (ii) in the case of the Preferred Stock, the specific designation, the aggregate number of shares offered, the dividend rate (or method of calculation thereof), the dividend period and dividend payment dates, whether such dividends will be cumulative or noncumulative, the liquidation preference, voting rights, if any, any terms for optional or mandatory redemption, any terms for conversion or exchange into other series of Debt Securities or Common Stock, any other special terms and, if issued in the form of Depositary Shares, the number of shares of Preferred Stock represented by each Depositary Share, (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as Senior Debt Securities or Subordinated Debt Securities, authorized denominations, maturity, any premium, rate or method of calculation of interest, if any, and dates for payment thereof, any terms for optional or mandatory redemption, any sinking fund provisions, any terms for conversion or exchange into other series of Debt Securities, Preferred Stock or Common Stock and any other special terms, (iv) the terms of any Securities Warrants offered, including where applicable, the exercise price, detachability, duration and other specific terms not described in this Prospectus and (v) the initial public offering price and the net proceeds to the Company from and other specific terms relating to the Offered Securities. The Prospectus Supplement will also contain information, where applicable, about certain material United States federal income tax considerations relating to the particular Securities offered hereby. The Prospectus Supplement will also contain information, where applicable, as to any listing on a national securities exchange of the Securities covered by such Prospectus Supplement.

     The Senior Debt Securities will rank pari passu in right of payment with all unsubordinated indebtedness of the Company, but, except to the extent such Senior Debt Securities are secured by collateral, will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The Senior Debt Securities will rank senior to all unsecured subordinated indebtedness of the Company. The Subordinated Debt Securities will be subordinate in right of payment to all existing and future Senior Debt (as defined herein) of the Company, including any Senior Debt Securities.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

      FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY, SEE "RISK FACTORS" BEGINNING ON PAGE 5 HEREIN AND "RISK FACTORS" IN THE PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS.
                                _______________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                _______________

   The Company may sell the Securities (i) through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, with such underwriters to be designated at the time of sale, (ii) through agents designated from time to time or (iii) directly. The names of any underwriters or agents of the Company involved in the sale of the Securities, the public offering price or purchase price thereof, any applicable commissions or discounts, any other terms of the offering of such Securities and the net proceeds to the Company from such sale will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers and underwriters.

                                _______________

               The date of this Prospectus is             , 1998

                                  THE COMPANY

  Certain terms used in this Prospectus are defined in the "Glossary" beginning on page 36 herein. Certain terms used in connection with the Debt Securities are defined under the caption "Description of Securities -- Debt Securities -- Certain Definitions."

GENERAL

  The Company is a leading diversified financial services company specializing in real estate lending, commercial finance and the acquisition, resolution and servicing of nonperforming and underperforming commercial loans. The Company began operations in 1987 providing asset management and resolution services to governmental agencies, financial institutions and others relating to nonperforming and underperforming loans. In early 1994, the Company made the decision to diversify its business lines and build "franchise" business units that could use the Company's core real estate management and lending expertise to pursue growth in markets that were being underserved by traditional lenders. Since that time, the Company has entered the commercial mortgage banking, residential mortgage banking, home equity lending and commercial finance businesses and oriented its asset management activities towards direct investments in asset portfolios and the special servicing of large portfolios of asset-backed securities.

  As a result of the Company's diversification efforts, the Company currently operates in the following five different business lines: asset management, commercial mortgage banking, residential mortgage banking, commercial finance and home equity lending. The Company's revenues principally consist of interest and other investment income (including interest on loans held for sale and from retained interests in securitizations), fees from asset management activities and from the origination, underwriting and servicing of loans and revenues derived from the gain on sale of loans and investments. The Company funds these operations with its credit lines (including warehouse lines of credit) and with the proceeds received from securitizations.

ASSET MANAGEMENT

  The Company acquires, manages and resolves portfolios of real estate loans and other assets acquired at a discount and provides special servicing for nonperforming and underperforming loans in commercial mortgage-backed bond trusts and similar securitized commercial asset-backed loan portfolios.

  The Company is the product of the December 1993 merger of two asset management and resolution companies, BEI Holdings, Inc. and the former asset management and resolution unit of a predecessor to NationsBank, N.A. The 1993 merger created one of the leading asset management and resolution service companies in the United States. The Company and its predecessors have managed over $35.0 billion (Face Value) of asset portfolios since 1987. A majority of these assets have been located in the United States, with the remainder located primarily in Canada and Western Europe. The Company has recently begun to open additional offices outside the United States and seek opportunities for asset management and investments in other international markets.

COMMERCIAL MORTGAGE BANKING

  General. The Company performs a wide range of commercial mortgage banking services, including originating, underwriting, placing, selling, securitizing and servicing commercial real estate loans, through its subsidiaries Holliday Fenoglio Fowler, AMRESCO Capital and AMRESCO Services.

  Real Estate Capital Markets. Holliday Fenoglio Fowler, a commercial mortgage banker, primarily serves commercial real estate developers and owners by arranging commercial real estate loans and acting as a broker on commercial real estate sales through its own commission-based mortgage bankers. The loans arranged by Holliday Fenoglio Fowler generally are funded by institutional lenders, principally insurance companies, and by AMRESCO Capital and other Conduit Purchasers.

  Commercial Real Estate Lending. AMRESCO Capital originates, underwrites, warehouses and securitizes commercial real estate loans. AMRESCO Capital serves its market directly through branch offices, as well as through a network of independent mortgage brokers and commercial mortgage bankers, including Holliday Fenoglio Fowler. AMRESCO Capital is approved by Fannie Mae to participate in its DUS program, which AMRESCO Capital believes makes it a more competitive loan originator and underwriter of multifamily mortgages. AMRESCO Capital is also an approved lender in the Freddie Mac Program Plus(R) multifamily seller/servicer program in the states of Florida, New York, North Carolina and South Carolina.

   Commercial Loan Servicing. AMRESCO Services is a servicer for securitized pools of commercial mortgages and whole loans. The dominant users of commercial loan servicers are commercial mortgage-backed bond trusts and other owners of commercial real estate loans, including lenders accumulating loans for securitization or sale that contract for servicing on an interim basis. Historically, the revenue stream from servicing contracts on commercial mortgages has been relatively predictable due in part to prepayment penalties in commercial mortgages that tend to discourage early loan payoffs.

HOME EQUITY LENDING

  Through AMRESCO Residential, the Company originates, acquires, warehouses, services and securitizes conventional, nonconforming home equity mortgage loans. Prior to July 1998, this business line was known as the Company's residential mortgage banking line of business.

  The Company targets borrowers having credit profiles that preclude their loans from being sold in the secondary markets to government agencies. Such credit profiles may include consumer or mortgage loan delinquencies, high debt-to-income ratios, previous bankruptcy or inability to provide income documentation. Borrowers in the Company's targeted market typically have significant equity in their homes and may be charged higher interest rates for loans than more creditworthy borrowers.

  The Company obtains home equity mortgage loans through portfolio acquisitions, correspondent lending, wholesale broker operations and various retail channels, including telemarketing, direct mail and retail branches. The Company has adopted a diversification strategy to reduce its reliance on portfolio acquisitions through the development of multiple product channels.

  The Company has performed delinquency management and related servicing functions for certain asset portfolios it acquired in October 1996 and for loans originated by the Company after October 1, 1997 or acquired by it on a servicing released basis. In addition, the Company is in the process of developing the appropriate infrastructure and systems to support a broader array of customer intensive servicing functions, including general customer relations, which the Company believes will provide the opportunity to manage and improve the performance of its home equity mortgage loan portfolios by mitigating credit losses and prepayment risk through direct involvement with borrowers. The Company will continue to utilize recognized third party providers for standardized, systems intensive servicing functions, such as payment processing and tax, insurance and investor reporting.

COMMERCIAL FINANCE

  In 1996, the Company organized the Commercial Finance Group to provide financing to commercial borrowers in various targeted lending markets. The Commercial Finance Group focuses on (i) loans to franchisees of nationally recognized restaurant, hospitality and service organizations, (ii) special situation mid-to-high yield lending, with an emphasis on the real estate and communications industries, (iii) small business lending and (iv) single family residential construction lending. Loans originated by the franchise lending and small business lending operations are sold to third parties, principally through securitization, while the real estate, communications and single family residential construction loans are generally retained for the Company's own portfolio. Other ancillary products, services and investments provided by the Commercial Finance Group include equipment leasing and loan servicing.

RESIDENTIAL MORTGAGE BANKING

  On August 11, 1998, the Company acquired MIC. MIC is a Florida-based residential mortgage banking company. MIC conducts retail loan originations, originating conforming loans through a network of approximately 30 retail branches throughout the United States. As of the date of this Prospectus, MIC is the largest producer of VA streamlined re-financed loans (otherwise known as interest rate reduction refinance loans) in the United States. MIC immediately sells all the loans it originates and servicing rights to third parties in order to realize immediate cash proceeds and reduce accumulation risk. The activities conducted by MIC have become the Company's fifth line of business, known as "Residential Mortgage Banking."

                                _______________

  The Company is a Delaware corporation. The Company's principal executive offices are located at and its mailing address is 700 North Pearl Street, Suite 2400, Dallas, Texas 75201, and its telephone number at that address is (214) 953-7700.

                                  RISK FACTORS

  Investors should carefully consider the following matters in connection with an investment in any particular Securities in addition to the other information contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement.

RISKS ASSOCIATED WITH RAPID GROWTH AND ENTRY IN NEW BUSINESSES

  In early 1994, the Company made the strategic decision to diversify its business lines. The Company has entered the commercial mortgage banking, home equity lending, residential mortgage banking and commercial finance businesses through a combination of acquisitions and the internal start-up of new business lines. These businesses recently have contributed a substantial portion of the Company's operating profit, and the Company expects they will continue to contribute a substantial portion of its revenue and operating income for the foreseeable future. The Company has also increased its investments in asset portfolios. The rapid entry of the Company into these business lines has resulted in increased demands on the Company's personnel and systems. As part of its business strategy, the Company intends to acquire additional businesses which complement the Company's core capabilities in financial services. The Company must successfully continue its assimilation of multiple acquired businesses with differing markets, customer bases, financial products, systems and managements. An inability to assimilate acquired businesses could have an adverse effect on the Company's financial condition and results of operations. The Company's ability to support, manage and control continued growth is dependent upon, among other things, its ability to hire, train, supervise and manage its workforce and to continue to develop the skills necessary for the Company to compete successfully in its new business lines. There can be no assurance that the Company will successfully meet all of these challenges.

NEED FOR ADDITIONAL FINANCING

  General. The Company's ability to execute its business strategy and expand its operations depends to a significant degree on its ability to obtain additional indebtedness and equity capital. The Company has no commitments for borrowings in addition to those under its current debt securities and credit facilities, and the Company has no commitments for future sales of equity capital. There can be no assurance that the Company will be successful in consummating any such future financing transactions on terms satisfactory to the Company, if at all. Factors which could affect the Company's access to the capital markets, or the costs of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of the Company's business, results of operations, leverage, financial condition and business prospects. Each of these factors is to a large extent subject to economic, financial and competitive factors beyond the Company's control. In addition, covenants under the Company's current and future debt securities and credit facilities may significantly restrict the Company's ability to incur additional indebtedness and to issue Preferred Stock. The Company's ability to repay its outstanding indebtedness, including the Debt Securities, at maturity may depend on its ability to refinance such indebtedness, which could be adversely affected if the Company does not have access to the capital markets for the sale of additional debt or equity securities through public offerings or private placements on terms reasonably satisfactory to the Company.

  Dependence on Warehouse Financing. The Company's home equity lending, commercial mortgage banking and commercial finance securitization businesses depend upon warehouse facilities with financial institutions or institutional lenders to finance the Company's origination and purchase of loans on a short-term basis pending sale or securitization. Implementation of the Company's growth strategy requires continued availability of warehouse facilities and may require increases in the capacity of warehouse facilities. There can be no assurance that such financing will be available on terms reasonably satisfactory to the Company. The inability of the Company to arrange additional warehouse facilities or to extend or replace existing facilities when they expire would have a material adverse effect on the Company's business, financial condition and results of operations and on the Company's outstanding securities.

INTEREST RATES

     The Company's businesses are directly affected by the level of and fluctuations in interest rates. Fluctuating interest rates may also affect the net interest income earned by the Company, particularly with respect to commercial mortgage backed securities and asset backed securities, resulting from the difference between the yield to the Company on mortgage loans pending sale and the interest paid by the Company for funds borrowed under the Company's warehouse credit facilities or otherwise. A decline in interest rates could result in increased prepayments of outstanding loans, which could negatively affect the estimated fair value of the Subordinated Certificates held by the Company.

     An increase in interests rates also could have a negative impact on the Company. Because certain of the Company's borrowings, including borrowings under the Revolving Loan Agreement, are at variable rates of interest and the rates charged on most loans the Company originates are fixed, increases in interest rates after the loans are originated and prior to their sale could adversely affect the results of operations and financial condition of the Company. In addition, increase in interest rates prior to sale of the loans also could reduce the gain on securitized loan sales earned by the Company. As a majority of the securitization investors are paid based on a fixed interest rate, the ultimate sale of the Company's loans will fix the spread between the interest rates paid by borrowers and the pass through interest rates paid to investors in securitization transactions with respect to such loans, although increases in interest rates may narrow the potential spread that existed at the time the loans were originated by the Company. A substantial and sustained increase in interest rates could decrease the demand for loans at such rates, which could adversely affect the ability of the Company to originate loans, and could reduce the gains recognized by the Company upon their securitization and sale. Furthermore, such a substantial and sustained increase could increase market pressure to reduce origination fees or servicing spreads.

     In addition, inverse or flattened yield curves could have an adverse impact on the earnings of the Company because the loans pooled and sold by the Company have long-term rates while the senior interest in the related trusts are priced on the basis of intermediate interest rates.

     The Company monitors the interest rate environment and employs prefunding or other hedging strategies designed to mitigate the impact of changes in interest rates. However, there can be no assurance that the profitability of the Company would not be adversely affected during any period of changes in interest rates.

GENERAL ECONOMIC CONDITIONS

     In addition to fluctuating interest rates, uncertainty and volatility in the capital markets, periods of economic slowdown or recession or declining demand for real estate may adversely affect certain segments of the Company's business. Although such economic conditions may increase the number of nonperforming loans available for sale to or for management by the Company, such conditions could adversely affect the resolution of asset portfolios held by the Company for its own account or managed for others, lead to a decline in prices or demand for collateral underlying asset portfolios or, in the case of asset portfolios held for the Company's own account, increase the cost of capital invested by the Company and the length of time that capital is invested in a particular asset portfolio, thereby negatively impacting the rate of return realized from such asset portfolio. Economic downturns may also reduce the number of loan originations by the Company's home equity lending, commercial mortgage banking, residential mortgage banking and commercial finance businesses and negatively impact its securitization activity. Finally, widening spreads in the capital markets may reduce the profitability of the Company's securitizations.

     In addition, periods of economic slowdown or recession, whether general, regional or industry-related, may increase the risk of default on mortgage loans and other loans and may have an adverse effect on the Company's business, financial condition and results of operations. Such periods also may be accompanied by decreased consumer demand for home equity mortgages, resulting in declining values of homes securing outstanding loans, thereby weakening collateral coverage and increasing the possibility of losses in the event of default. Significant increases in homes for sale during recessionary economic periods may depress the prices at which foreclosed homes may be sold or delay the timing of such sales. There can be no assurance that the housing markets will be adequate for the sale of foreclosed homes and any material deterioration of such markets could reduce recoveries from the sale of collateral.

RISKS OF SECURITIZATION

  Significance of Securitization. The Company currently believes that it will continue to be dependent upon its ability to securitize mortgage loans and other loans by pooling and subsequently selling them in the secondary market in order to generate revenues, earnings and cash flows. Accordingly, adverse changes in the secondary market for such loans could impair the Company's ability to originate, purchase, warehouse and sell mortgage loans and other loans on a favorable or timely basis. Any such impairment could have a material adverse effect upon the Company's business and results of operations. The Company endeavors to effect a securitization of its home equity loans on at least a quarterly basis and its commercial mortgage and commercial finance loans on at least a semi-annual basis. However, market and other considerations, including the conformity of loans to insurance company and rating agency requirements, could affect the timing of such transactions. Any delay in the sale of loans beyond the reporting period in which such sale is anticipated to occur would delay any expected gain on sale and adversely affect the Company's reported earnings for such reporting period.

  Investment in Subordinated Certificates. The Company invests in Subordinated Certificates created in securitizations completed by the Company or purchased from third parties. At June 30, 1998, the Company's aggregate investment in Subordinated Certificates was approximately $392.8 million based on the estimated fair value of the Subordinated Certificates at that time. The Subordinated Certificates entitle the holder to the excess of the interest and principal paid by borrowers on the loans pooled in the securitization over the interest and principal passed through to other investors in the securities created in the securitization transaction, less the normal servicing and other fees and credit losses realized. The estimated fair value of the Subordinated Certificates is computed using prepayment, default and interest rate assumptions that the Company believes market participants would use for similar instruments at the time of sale. These assumptions may not reflect actual future results. Accordingly, no assurance can be given that these securities could in fact be sold or recovered at their stated values on the balance sheet, if at all.

  Contingent Risks. Although the Company sells substantially all the mortgage loans and other loans which it originates or purchases, the Company retains some degree of credit risk on substantially all loans sold. During the period of time that loans are held pending sale, the Company is subject to the various business risks associated with the lending business, including the risk of borrower default, the risk of foreclosure and the risk that a rapid increase in interest rates would result in a decline in the value of loans to potential purchasers. The documents governing the Company's securitization program require the Company to establish deposit accounts or build over-collateralization levels through retention of distributions otherwise payable to the holders of the Subordinated Certificates. Such amounts serve as credit enhancement for the related trust and are therefore available to fund losses realized on loans held by such trust. In addition, documents governing the Company's securitization program require the Company to commit to repurchase or replace loans which do not conform to the representations and warranties made by the Company at the time of sale.

  Retained Risks of Securitized Loans. The Company makes various representations with respect to the loans that it pools and securitizes. The Company's representations rely in part on similar representations made by the originators of such loans when they were purchased by the Company. In the event of a breach of its representations, the Company may be required to repurchase or replace the related loan using its own funds. While the Company may have a claim against the originator in the event of a breach of any of these representations made by the originators, the Company's ability to recover on any such claim will be dependent on the financial condition of the originator.
There can be no assurance that the Company will not experience a material loss in respect of any of these contingencies.

  Importance of Credit Enhancement. To market home equity mortgage-backed, commercial mortgage-backed and commercial loan-backed securities, the Company has in the past used various means of credit enhancement to obtain a "AAA/Aaa" rating for such securities. From time to time, the Company may utilize insurance policies issued by monoline insurance companies to provide the credit enhancement necessary to obtain investment grade ratings for home equity mortgage-backed securities issued in securitization transactions. Any unwillingness of monoline insurance companies to guarantee the senior interests in the Company's loan pools could have a material adverse effect on the Company's financial position and results of operations.

ASSET PERFORMANCE ASSUMPTIONS

  The Company's business, financial condition, results of operations and liquidity depend, to a material extent, on the performance of loans owned directly or backing securities purchased and sold by the Company. The carrying value of the Company's asset portfolios, Subordinated Certificates and certain other assets have been determined in part using estimates of future cash flows based on assumptions concerning future default and prepayment rates that are consistent with the Company's historical experience and market conditions and present value discount rates that the Company believes would be requested by an unrelated purchaser of an identical stream of estimated cash flows. Management believes that the Company's estimates of cash flows were reasonable at the time such estimates were made. However, the actual rates of default and/or prepayment on such assets may exceed those estimated and consequently may adversely affect the carrying values of such assets, anticipated future cash flows, results of operations and reported earnings. The Company periodically reviews its loss and prepayment assumptions in relation to current performance of the loans and market conditions and, if necessary, provides for the impairment of the respective asset. The Company's business, financial condition and results of operations could be materially adversely affected by such adjustments in the future. No assurance can be given that loan losses and prepayments will not exceed the Company's estimates or that such assets could be sold at their stated value on the balance sheet, if at all.

RISKS RELATED TO SUB-PRIME LOANS

  The sub-prime loan market is comprised of credit-impaired borrowers who generally have significant equity in their homes and whose borrowing needs are not currently met by traditional financial institutions. Loans made to such borrowers may entail a higher risk of delinquency and higher losses than loans made to more creditworthy borrowers. While the Company believes that the underwriting criteria and collection methods it employs enable it to reduce the higher risks inherent in loans made to credit-impaired borrowers, no assurance can be given that such criteria or methods will afford adequate protection against higher delinquencies, foreclosures or losses than anticipated and, as a result, the Company's financial condition or results of operation could be adversely affected.

SERVICING RISKS; BORROWER DELINQUENCIES AND CLAIMS

  When borrowers are delinquent in making monthly payments on commercial mortgage loans serviced by the Company, the Company is required to advance interest payments with respect to such delinquent loans to the extent that the Company deems such advances ultimately recoverable. These advances require funding from the Company's capital resources but have priority of repayment from collections or recoveries on the loans in the related pool in the succeeding month. In the ordinary course of its business, the Company is subject to claims made against it by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees and officers of the Company (including its appraisers), incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business. The Company believes that liability with respect to any currently asserted claims or legal actions is not likely to be material to the Company's consolidated financial position or results of operations; however, any claims asserted in the future may result in legal expenses or liabilities which could have a material adverse effect on the Company's financial position and results of operations.

  As a participant in the Fannie Mae DUS program, the Company must accept a first loss risk on loans originated by the Company. In addition, the Company must also make certain representations and warranties concerning loans originated by the Company and sold to Conduit Purchasers or Fannie Mae. These representations cover such matters as title to the property, lien priority, environmental reviews and certain other matters.

RISKS OF HEDGING TRANSACTIONS

  The Company has in the past and may in the future enter into interest rate or foreign currency financial instruments used for hedging purposes. While intended to reduce the effects of volatility in interest rate or foreign currency price movements, such transactions could cause the Company to recognize losses depending on the terms of the instrument and the interest rate or foreign currency price movements.

FOREIGN OPERATIONS; CURRENCY RISKS

  The Company's asset management and resolution business has entered into, and intends to continue to enter into, contracts to purchase and to manage and resolve asset portfolios located in Canada, Mexico and Western Europe and may in the future expand into other foreign countries. Foreign operations are subject to various special risks, including currency translation risks and currency exchange rate fluctuations (which the Company intends to mitigate with currency hedging arrangements as available and economical) and exchange controls.
Changes in foreign exchange rates may have an adverse effect on the Company's financial condition and results of operations. In addition, earnings of foreign operations are subject to foreign income taxes that reduce cash flow available to meet debt service requirements and other obligations of the Company, which may be payable even if the Company has no earnings on a consolidated basis.

CYCLICALITY OF AND COMPETITION IN THE ASSET MANAGEMENT BUSINESS

  The asset management business is affected by long-term cycles in the general economy. In addition, the volume of domestic asset portfolios available for purchase by investors or management by third party servicers such as the Company has generally declined since 1993 as large pools of distressed assets acquired by governmental agencies in the 1980's and early 1990's have been resolved or sold. The Company cannot predict what will be a normal annual volume of asset portfolios to be sold or outsourced for management and resolution. Moreover, future asset portfolio purchases will depend on the availability of asset portfolios offered for sale, the availability of capital and the Company's ability to submit successful bids to purchase asset portfolios. The acquisition of asset portfolios has become highly competitive in the United States. This may require the Company to acquire asset portfolios at higher prices thereby lowering profit margins on the resolutions of such asset portfolios. Under certain circumstances, the Company may choose not to bid for asset portfolios which it believes cannot be acquired at attractive prices. As a result of all the above factors, asset portfolio purchases may vary significantly from quarter to quarter.

GOVERNMENT REGULATION

  The operations of the Company are subject to regulation by federal, state and local government authorities, as well as to various laws and judicial and administrative decisions, that impose requirements and restrictions affecting, among other things, the Company's loan originations, credit activities, maximum interest rates, finance and other charges, disclosures to customers, the terms of secured transactions, collection, repossession and claims handling procedures, multiple qualification and licensing requirements for doing business in various jurisdictions, and other trade practices. Although the Company believes that it is in compliance in all material respects with applicable local, state and federal laws, rules and regulations, there can be no assurance that more restrictive laws, rules or regulations will not be adopted in the future that could make compliance more difficult or expensive, restrict the Company's ability to originate, purchase or sell loans, further limit or restrict the amount of interest and other charges earned on loans originated or purchased by the Company, further limit or restrict the terms of loan agreements, or otherwise adversely affect the business or prospects of the Company. There are also, among other risks, uncertainties concerning the business practice of paying back points to home equity mortgage brokers.

COMPETITION

  General. The Company's competition varies by business line and geographic market. Generally, competition within each of the business lines in which the Company competes is fragmented, with national, local and regional competitors, none of which dominates a particular business line. Certain of the Company's competitors within each of its business lines are larger and have greater financial resources than the Company.

  Asset Management. The Asset Management business is a nationwide (and increasingly international) business with numerous financially strong and experienced competitors. The Company believes that its ability to acquire asset portfolios for its own account will be important to its future growth.
Recently, the Company has encountered increased competition in the market for asset portfolios which could cause the Company to experience decreasing profit margins in this business line in order to remain a competitive bidder for asset portfolios. In addition, declining profit margins presented by current bidding opportunities has caused the Company to redeploy its capital in more profitable product lines. Asset portfolio acquisitions also require significant capital. The Company's competitors in the Asset Management business include Lennar Corp., Archon (an affiliate of Goldman, Sachs & Co.), J.E. Roberts Companies, GMAC and First City Financial Corp.

  Commercial Mortgage Banking. The Company's commercial mortgage banking business consists of real estate capital markets, commercial real estate lending and commercial loan servicing business lines. In each of these business lines, the Company competes on a nationwide basis. The real estate capital markets and commercial real estate lending businesses are fragmented, composed primarily of small local or regional firms. The Company believes that the commercial mortgage banking industry is moving toward greater consolidation and that well capitalized, full service, nationwide mortgage banking firms will emerge from this consolidation. The Company's objective is to improve its position as a major nationwide full service mortgage banker to the commercial real estate industry. The Company's competitors in the commercial mortgage banking business include Nomura Asset Capital Corporation, GMAC (commercial real estate finance), L.J. Melody & Co. and Washington Mortgage Corporation.

  The commercial loan servicing business is highly competitive. Distinct markets have developed for the servicing of performing loan pools, under-performing loan pools and non-performing loan pools. The Company has focused its commercial loan servicing business on the market for performing loan pools, the servicing market that management believes has the greatest potential for growth. The Company's competitors in the commercial loan servicing business include GMAC Commercial Mortgage Corporation, Midland Loan Services, L.P., G.E. Capital Asset Management and First Union Bank.

  Home Equity Lending. The Company recently has encountered increased competition in the market for conventional, nonconforming home equity mortgage loans as more originators and Conduit Purchasers enter this market. This could impact origination and acquisition volume and profit margins. Certain of the Company's larger, national competitors have access to greater financial resources and lower costs of capital. The Company's competitors in the home equity mortgage banking business include the Associates, United Companies Financial, The Money Store (an affiliate of First Union Bank) and Conti Mortgage Corp.

  Commercial Finance. The markets in which the Commercial Finance Group operates are highly competitive and are characterized by competitive factors that vary based upon product and geographic region. The Commercial Finance Group's competitors include captive and independent diversified finance companies, specialty finance companies (including specialty franchise finance companies), commercial banks, thrift institutions, asset-based lenders, real estate investment trusts and leasing companies. Many of the competitors of the Commercial Finance Group are large companies that have substantial capital, technological and marketing resources, and some of these companies may have lower costs of capital than is available to the Commercial Finance Group.

  Residential Mortgage Banking. The Company has recently engaged, through MIC, in the residential mortgage banking business. There are numerous competitors in the residential mortgage banking business, certain of which are larger and have access to greater financial resources and lower costs of capital than the Company.

ANTI-TAKEOVER CONSIDERATIONS

  The Company's Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Company's Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include a staggered Board of Directors, authorized "blank check" preferred stock, super majority voting requirements on certain matters and prohibitions against certain business combinations. The Indentures governing the Senior Subordinated Notes and Senior Notes require the Company to repurchase all outstanding Senior Subordinated Notes and Senior Notes in the event of certain change of control transactions. In addition, on May 28, 1997, the Company adopted a Stockholders Rights Plan pursuant to which rights were distributed to stockholders of record as of June 9, 1997. The Stockholders Rights Plan provides, among other things, that if a person (or group of affiliated or associated persons) acquires (or ten
(10) days after the commencement of a tender offer to acquire) "beneficial ownership" of 15% or more of the outstanding shares of Common Stock, the rights previously distributed to stockholders, other than those owned by such acquiring person or group, will become exercisable. Under the Stockholders Rights Plan, the acquisition of 15% or more of the outstanding Common Stock or the completion of the tender offer will entitle the holder to purchase shares of Common Stock having a market value equal to twice the purchase price of the right. These anti-takeover provisions could have the effect of discouraging or making more difficult a merger, tender offer, other business combination or proxy contest, even if such event would be favorable to the interests of the stockholders. See "Description of Securities -- Delaware Law and Certain Corporate Provisions."

YEAR 2000 READINESS

  The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process date fields containing a two-digit year is commonly referred to as the "Year 2000 Issue." As the year 2000 approaches, such systems may recognize a date using "00" as the year 1900 rather than the year 2000 and be unable to accurately process certain date-based information. This error could potentially result in a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions or engage in similar normal business activities.

  The Company has reviewed its mission-critical computer systems in order to evaluate necessary modifications for Year 2000 readiness. The Company does not anticipate any material difficulties in achieving Year 2000 readiness with respect to the Company's mission-critical computer systems. Furthermore, the Company does not anticipate that it will incur material expenditures in connection with any modifications necessary to achieve Year 2000 readiness. In addition, the Company is in the process of communicating with others with whom it does significant business to determine their Year 2000 readiness status and the extent to which the Company could be affected by any third party Year 2000 readiness issues. Although the Company has not received responses from all third parties with whom it does business, the Company does not anticipate that it will be materially affected by any third party Year 2000 readiness issues. However, there can be no assurance that the systems of the Company or those of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

  The anticipated costs and timeliness of completion of Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain resources and third party modification plans. However, there can be no assurance that the estimates and assumptions will prove to be accurate.

                           FORWARD-LOOKING STATEMENTS

  This Prospectus and any Prospectus Supplement may contain or incorporate by reference forward-looking statements. The factors identified under "Risk Factors" are important factors (but not necessarily all important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company (or its subsidiaries).

  Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Company cautions that, while such assumptions or bases are believed to be reasonable and are made in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company (or its subsidiaries), or its management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe", "expect", "estimate", "project" and "anticipate" and similar expressions identify forward-looking statements.

                                USE OF PROCEEDS

  The net proceeds from the sale of the Offered Securities, together with internally generated funds, will be used (i) to repay, redeem or repurchase outstanding indebtedness of the Company, (ii) for general operations of the Company, including acquisitions, investments, capital expenditures and working capital requirements and (iii) for such other purposes as may be specified in the related Prospectus Supplement.

                RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the Company's and its predecessors' consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and Preferred Stock dividends for each of the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994 and 1993 on an historical basis.

                                            SIX
                                           MONTHS
                                           ENDED
                                          JUNE 30,      YEAR ENDED DECEMBER 31,
                                         ----------  ------------------------------
                                         1998  1997  1997  1996  1995  1994   1993
                                         ----  ----  ----  ----  ----  -----  -----
Ratio of earnings to fixed charges(1)    1.5x  1.8x  1.9x  2.4x  5.4x  21.2x  58.9x
Ratio of earnings to combined fixed
 charges and Preferred Stock
 dividends(2)..........................  1.5x  1.8x  1.9x  2.4x  5.4x  21.2x  58.9x

__________


(1) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of operating income before income taxes and fixed charges. Fixed charges consist of interest expense and amortization of debt issuance costs.

(2) The Company did not have any Preferred Stock outstanding during any of these periods.

                           DESCRIPTION OF SECURITIES

  The following description of the terms of the Securities sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Securities so offered will be described in the Prospectus Supplement relating to such Securities.

  The Company is authorized to issue 150,000,000 shares of Common Stock, par value $0.05 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share. As of September 4, 1998, the Company had issued and outstanding 46,097,685 shares of Common Stock and no shares of Preferred Stock. As of such date, there were approximately 2,632 holders of record of the outstanding shares of Common Stock.

  The following summary of the Company's Common Stock and Preferred Stock is qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), its Amended and Restated Bylaws (the "Bylaws"), and the Delaware General Corporation Law, as amended (the "DGCL").

COMMON STOCK

  General. Subject to such preferential rights as may be granted by the Board of Directors in connection with any issuances of Preferred Stock, holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors in its discretion from funds legally available therefor. Since October 1995, the Company has not paid cash dividends. The Board of Directors currently intends to retain all earnings to support anticipated growth in the current operations of the Company and to finance future expansion. The Revolving Loan Agreement restricts the payment of dividends if such payment would cause the Company to fail to meet certain financial tests and ratios. The Senior Subordinated Notes Indenture and the Senior Notes Indenture also restrict the payment of cash dividends unless certain earnings tests are satisfied. Additional restrictions on the payment of cash dividends may be imposed in connection with future issuances of Preferred Stock and indebtedness by the Company, including issuances of Debt Securities and Preferred Stock contemplated by this Prospectus. Further declarations and payments of cash dividends, if any, will also be determined in light of then-current conditions, including the Company's earnings, operations, capital requirements, liquidity, financial condition, restrictions in financing agreements and other factors deemed relevant by the Board of Directors. Upon the liquidation, dissolution or winding up of the Company, after payment of creditors, the remaining net assets of the Company will be distributed pro rata to the holders of Common Stock, subject to any liquidation preference of the holders of Preferred Stock which may then be outstanding. There are no preemptive rights, conversion rights, or redemption or sinking fund provisions with respect to the shares of Common Stock. All of the outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and non-assessable.

  Voting Rights. Holders of Common Stock are entitled to one vote per share of Common Stock held of record on all such matters submitted to a vote of the stockholders. Holders of the shares of Common Stock do not have cumulative voting rights. As a result, the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all the directors, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any persons to the Board of Directors.

  Delaware Law and Certain Corporate Provisions. The Company is subject to the provisions of Section 203 of the DGCL. In general, this statute prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the stockholder became an interested stockholder the Board of Directors approved either the business combination or the transaction in which the person becomes an interested stockholder, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder or
(iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of the stockholders (and not by written consent) held on or subsequent to the date on which the person became an "interested stockholder."

An "interested stockholder" is a person who, together with affiliates and associates, owns (or is an affiliate or associate of the corporation and, together with affiliates and associates, at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

  The Company's Certificate of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of the Company. These provisions include: (i) the classification of the Board of Directors into three classes, each class serving for staggered three-year terms; (ii) the authority of the Board of Directors to determine the size of the Board of Directors, subject to certain minimums and maximums; (iii) the authority of certain members of the Board of Directors to fill vacancies on the Board of Directors; (iv) a requirement that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or holders of at least one-tenth of all the shares entitled to vote at the meeting; (v) the elimination of stockholder action by written consent; (vi) the authority of the Board of Directors to issue series of Preferred Stock with such voting rights and other powers as the Board of Directors may determine; (vii) the requirement that the Article in the Certificate of Incorporation creating the staggered board may only be amended by the vote of at least 66 2/3% of the voting securities of the Company; and (viii) a requirement that any business combination between the Company and a beneficial owner of more than five percent of any class of an equity security of the Company must be approved by the holders of a majority of the Company's securities, excluding those securities held by such beneficial owner, voted at a meeting called for the purpose of approving such business combination.

  Indemnification and Limited Liability. The Company's Certificate of Incorporation and Bylaws require the Company to indemnify the directors and officers of the Company to the fullest extent permitted by law. In addition, as permitted by the DGCL, the Company's Certificate of Incorporation and Bylaws provide that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for such director's breach of duty as a director. This limitation of liability does not relieve directors from liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability under
Section 174 of the DGCL for unlawful distributions or (iv) any transaction from which the director derived an improper personal benefit. This provision of the Certificate of Incorporation will limit the remedies available to a stockholder who is dissatisfied with a decision of the Board of Directors protected by this provision, and such stockholder's only remedy in that circumstance may be to bring a suit to prevent the action of the Board of Directors. In many situations, this remedy may not be effective, including instances when stockholders are not aware of a transaction or an event prior to action of the Board of Directors in respect of such transaction or event.

  Subject to certain limitations, the Company's officers and directors are insured against losses arising from claims made against them for wrongful acts which they may become obligated to pay or for which the Company may be required to indemnify them.

  Other Matters. The Common Stock is quoted as a national market security by the Nasdaq Stock Market, Inc. The Common Stock is identified on such market by the symbol "AMMB." The Bank of New York, New York, New York, is the transfer agent and registrar for the Common Stock.

PREFERRED STOCK

  The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Certificate of Incorporation and the Certificate of Designation relating to each series of Preferred Stock, which will be filed with the Secretary of State of Delaware and the Commission in connection with the offering of such series of Preferred Stock.

  General. The Board of Directors may, without approval of the Company's stockholders, establish series of Preferred Stock having such voting powers, and such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

  The Preferred Stock will have the dividend, liquidation and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation and stated value per share of such Preferred Stock and the number of shares offered; (ii) the amount of liquidation preference per share; (iii) the price at which such Preferred Stock will be issued; (iv) the dividend rate (or method of calculation), the dates on which dividends will be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accrue;
(v) any redemption or sinking fund provisions; (vi) any terms by which such series of Preferred Stock may be convertible into or exchanged for Common Stock or Debt Securities; and (vii) any additional or other rights, preferences, privileges, limitations and restrictions relating to such series of Preferred Stock.

  The Preferred Stock will be issued in one or more series. The holders of Preferred Stock will have no preemptive rights. Preferred Stock will be fully paid and nonassessable upon issuance against full payment of the purchase price therefor. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will, with respect to dividend rights and rights on liquidation, dissolution and winding up of the Company, rank prior to the Common Stock (the "Junior Stock") and on a parity with each other series of Preferred Stock (the "Parity Stock").

  As described under "Depositary Shares" below, the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts, each representing an interest in a fraction (to be specified in the Prospectus Supplement relating to the particular series of Preferred Stock) of a share of the particular series of Preferred Stock, issued and deposited with a depositary, in lieu of offering any shares of such Preferred Stock. See "Depositary Shares."

  Dividend Rights. Holders of the Preferred Stock of each series will be entitled to receive when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rate may be fixed or variable or both. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any future period. Dividends on shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date set forth in the applicable Prospectus Supplement.

  The Preferred Stock of each series will include customary provisions (i) restricting the payment of dividends or the making of other distributions on, or the redemption, purchase or other acquisition of, Junior Stock unless full dividends, including in the case of cumulative Preferred Stock, accruals, if any, in respect of prior dividend periods, on the shares of such series of Preferred Stock have been paid and (ii) providing for the pro rata payment of dividends on such series and other Parity Stock when dividends have not been paid in full upon such series and other Parity Stock.

  Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Stock, liquidating distributions in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock plus an amount equal to accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any Parity Stock are not paid in full, the holders of the Preferred Stock of such series and of such Parity Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts (which may include accumulated dividends) to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of such series of Preferred Stock will have no right or claim to any of the remaining assets of the Company. Neither the sale of all or a portion of the Company's assets nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntarily or involuntarily, of the Company.

  Voting Rights. Except as indicated below or in the Prospectus Supplement relating to a particular series of the Preferred Stock, or except as expressly required by the DGCL, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues shares of a series of the Preferred Stock, unless otherwise indicated in the Prospectus Supplement relating to such series, each share will be entitled to one vote on matters on which holders of such series are entitled to vote. In the case of any series of Preferred Stock having one vote per share on matters on which holders of such series are entitled to vote, the voting power of such series, on matters on which holders of such series and holders of any other series of Preferred Stock are entitled to vote as a single class, will depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of the Preferred Stock.

DEPOSITARY SHARES

  If so indicated in the applicable Prospectus Supplement, shares of Preferred Stock in any series will be represented by Depositary Receipts (as defined below) evidencing Depositary Shares, each equivalent to a specified fractional interest in a share of such series of Preferred Stock. The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the Deposit Agreement and Depositary Receipts relating to such series of Preferred Stock, forms of which are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  General. In the event that the Company elects to offer interests in fractions of shares of a series of Preferred Stock in lieu of shares of such series of Preferred Stock, the Company will provide for the issuance by a Depositary of receipts ("Depositary Receipts") for Depositary Shares, each of which will represent an interest in a fraction (to be set forth in the related Prospectus Supplement) of a share of a particular series of the Preferred Stock as described below.

  The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a separate Deposit Agreement (the "Deposit Agreement"), between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Depositary"). The Prospectus Supplement relating to a series of Series Preferred Stock represented by Depositary Shares will set forth the name and address of the Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of a series of Preferred Stock underlying such Depositary Shares, to all the rights and preferences of the series of Preferred Stock underlying such Depositary Share (including dividend, voting, redemption, conversion and liquidation rights).

  The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement.

  Pending the preparation of definitive Depositary Receipts, the Depositary may, upon the written order of the Company, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at the Company's expense.

  Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions in respect of shares of a series of Preferred Stock to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders.

  In the event of a distribution other than cash in respect of shares of a series of Preferred Stock, the Depositary will distribute property received by it to the record holders of Depositary Shares in proportion, insofar as practicable, to the number of Depositary Shares owned by such holders, unless the Depositary determines that it is not feasible to make such distribution, in which case the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

  The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Depositary on account of taxes.

  Redemption of Depositary Shares. If a series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of Preferred Stock. Whenever the Company redeems shares of a series of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares relating to shares of such series of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary to be equitable.

  After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares.

  Record Date. Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences, or privileges shall be offered with respect to the shares of a series of Preferred Stock underlying the Depositary Shares, or (ii) the Depositary shall receive notice of any meeting at which holders of shares of such series of Preferred Stock are entitled to vote or of which holders of shares of such series of Preferred Stock are entitled to notice, or of any election on the part of the Company to call for redemption any shares of such series of Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date for the shares of such series of Preferred Stock) for the determination of the holders of Depositary Shares (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges, (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting, or (z) who shall be subject to such redemption, subject to the provisions of the Deposit Agreement.

  Voting. Upon receipt of notice of any meeting at which holders of shares of a series of Preferred Stock underlying the Depositary Shares are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of Depositary Shares relating to such series of Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for the underlying series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of the series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company has agreed to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to do so.

  The Depositary will abstain from voting shares of a series of Preferred Stock to the extent it does not receive specific written voting instructions from the holders of Depositary Shares representing such series of Preferred Stock.

  Withdrawal of Underlying Preferred Stock. Unless otherwise indicated in the applicable Prospectus Supplement, upon surrender of Depositary Receipts at the Corporate Office (as defined in the Deposit Agreement) of the Depositary, the owner of the Depositary Shares evidenced thereby will be entitled to delivery at such office of certificates evidencing the number of shares of the series of Preferred Stock (but only in whole shares of such series of Preferred Stock) represented by such Depositary Receipts. If the Depositary Receipts delivered by a holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the series of Preferred Stock to be withdrawn, the Depositary will at the same time deliver to such holder a new Depositary Receipt or Receipts evidencing such excess number of Depositary Shares.

  Amendment and Termination of Deposit Agreement. The form of Depositary Receipts and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. However, any amendment that imposes any fees, taxes, or other charges payable by holders of Depositary Shares (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Depositary"), or that otherwise prejudices any substantial existing right of holders of Depositary Shares, will not take effect as to outstanding Depositary Shares until the expiation of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Shares. Every holder of Depositary Shares at the time any such amendment becomes effective shall be deemed to consent and agree to such amendment and to be bound by the Deposit Agreement, as so amended.

  Whenever so directed by the Company, the Depositary will terminate the Deposit Agreement after mailing notice of such termination to the record holders of all Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Depositary Agreement if at any time 45 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Shares remain outstanding after the date of termination, the Depositary thereafter will discontinue the transfer of Depositary Shares, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Depositary will continue to collect dividends on the series of Preferred Stock underlying such Depositary Shares and any other distributions with respect thereto. At any time after the expiration of two years from the date of termination, the Depositary may sell shares of the series of Preferred Stock then held by it at public or private sale, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Shares. The Company does not presently intend to terminate any Deposit Agreement or to permit the resignation of any Depositary without appointment a successor depositary.

  Changes of Depositary. The Company will pay all charges of the Depositary, including charges in connection with the initial deposit of shares of any series of Preferred Stock, the initial execution and delivery of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which such series of Preferred Stock is entitled to vote, withdrawals of shares of such series of Preferred Stock, or redemption or conversion of shares of such series of Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts.

  Miscellaneous. The Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office any reports and communications from the Company that are delivered to the Depositary and made generally available to the holders of shares of the series of Preferred Stock underlying the Depositary Shares.

  Neither the Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control from or in performing its obligations under the Deposit Agreement.

STOCKHOLDER RIGHTS PLAN

  On May 28, 1997, the Board of Directors of the Company declared a dividend of one right to purchase one one-thousandth of a share of Series A Preferred Stock (a "Right") for each outstanding share of Common Stock to the holders of record on June 9, 1997 and authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding prior to the occurrence of certain terminating events. The Rights were issued with a purchase price of $125 per one one-thousandth of a share of Series A Preferred Stock (the "Purchase Price"). Currently, the Rights trade with the shares of Common Stock. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

  The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution upon the occurrence of certain events described in the Rights Agreement. The Rights will separate from the Common Stock upon the earlier of
(i) ten (10) business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten (10) business days (or such later date as the Board of Directors shall determine) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning fifteen percent (15%) or more of such outstanding shares of Common Stock. The date the Rights separate is referred to as the "Distribution Date." The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 9, 2007, unless earlier redeemed by the Company as described below. As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates will represent the Rights.

  In the event that (i) the Company is the surviving corporation in a merger or other business combination with an Acquiring Person (or any associate or affiliate thereof) and its Common Stock remains outstanding and unchanged, (ii) any person shall acquire beneficial ownership of more than fifteen percent (15%) of the outstanding shares of Common Stock (except pursuant to (A) certain consolidations or mergers involving the Company or sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries or (B) an offer for all outstanding shares of Common Stock at a price and upon terms and conditions which a majority of the Disinterested Directors (as defined below) determines to be in the best interests of the Company and its stockholders), or (iii) there occurs a reclassification of securities, a recapitalization of the Company or any of certain business combinations or other transactions (other than certain consolidations and mergers involving the Company and sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries) involving the Company or any of its subsidiaries which has the effect of increasing by more than 1% the proportionate share of any class of the outstanding equity securities of the Company or any of its subsidiaries beneficially owned by an Acquiring Person (or any associate or affiliate thereof), each holder of a Right (other than the Acquiring Person and certain related parties) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. However, Rights are not exercisable following the occurrence of any of the events described above until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

  In the event that, at any time following the Stock Acquisition Date, (i) the Company enters into a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation, merger or similar transaction pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) more than 50% of the combined assets, cash flow or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events described in this paragraph and in the preceding paragraph are referred to as "Triggering Events."

  At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may, without payment of the Purchase Price by the holder, exchange the Rights (other than Rights owned by such person or group, which will become void), in whole or in part, for shares of Common Stock at an exchange ratio of one-half the number of shares of Common Stock (or in certain circumstances Preferred Stock) for which a Right is exercisable immediately prior to the time of the Company's decision to exchange the Rights (subject to adjustment).

  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner which causes the Rights to become exercisable. The Company believes, however, that the Rights should neither affect any prospective offeror that is willing to negotiate with the Board of Directors of the Company nor interfere with any merger or other business combination approved by the Board of Directors of the Company. At any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors).

  Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date; provided, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors. The term "Disinterested Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Disinterested Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, inconsistency or defect, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable; and, provided, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors.

  Copies of the Rights Agreement are also available free of charge from the Rights Agent. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. Particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general and specific provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities. The Debt Securities may be issued either separately, or together with, or upon conversion of or in exchange for, other Securities.

  The Senior Debt Securities and the Subordinated Debt Securities will be issued under the indentures (the "Senior Indenture" and the "Subordinated Indenture," respectively) between the Company and the Trustee named in the applicable Prospectus Supplement. The forms of Senior Indenture and Subordinated Indenture (collectively, the "Indentures") have been filed as exhibits to the Company's Registration Statement on Form S-3 (No. 333-6031) and the Company's Form 8-K dated March 12, 1997, respectively. The following brief summary of certain provisions of the Indentures does not purport to be complete and is subject to, and is qualified in its entirety by reference to all of the provisions of, the Indentures, and is further qualified by any description contained in the applicable Prospectus

Supplement or Prospectus Supplements. Certain terms capitalized and not otherwise defined herein are defined in the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference.

  General. The Debt Securities may be issued from time to time in one or more series. The terms of each series of Debt Securities, including without limitation any restrictive covenants with respect thereto, will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officers' Certificate or by a supplemental indenture. The particular terms of the Debt Securities offered pursuant to any Prospectus Supplement or Prospectus Supplements will be described in such Prospectus Supplement or Prospectus Supplements. (Indenture
Section 301)

  The amount of Debt Securities offered by this Prospectus will be limited to the amount of Securities set forth on the cover of this Prospectus that have not been otherwise issued or reserved for issuance. The Indentures will not limit the aggregate principal amount of Debt Securities that may be issued thereunder. (Indenture Section 301)

  The Senior Debt Securities will rank pari passu in right of payment with all unsubordinated indebtedness of the Company, but, except to the extent such Senior Debt Securities are secured by collateral, will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of the Company to the extent of the value of the collateral securing such indebtedness. The Senior Debt Securities will rank senior to all unsecured subordinated indebtedness of the Company. The Subordinated Debt Securities will be unsecured and will be subordinated in right of payment to all existing and future Senior Debt of the Company, including the Senior Debt Securities, as described under "Subordination of Subordinated Debt Securities."

  The applicable Prospectus Supplement will indicate the form, registered or bearer, and denominations in which Debt Securities of any series may be issued. Debt Securities may be issuable in the form of one or more Global Securities, as described below under "Global Securities." The Debt Securities (other than those issued in the form of a Global Security) are exchangeable or transferable without charge therefor, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith and require the holders to furnish appropriate endorsements and transfer documents. (Indenture Section 305)

  Debt Securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto and special federal tax and other considerations applicable to any Debt Securities which are denominated in a currency other than U.S. dollars will be described in the Prospectus Supplement or Prospectus Supplements relating thereto.

  Principal of and any premium and interest on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable at the office or agency maintained for such purpose. Interest on any Debt Security that is payable will be paid to the Person in whose name that Debt Security is registered in the Security Register. In addition, payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as it appears on the Security Register or by wire transfer to an account maintained by the Person entitled to such interest. (Indenture Sections 301 and 307)

  The applicable Prospectus Supplement or Prospectus Supplements will describe the terms of the Debt Securities offered thereby, including the following: (i) the title of the offered Debt Securities and whether the offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities; (ii) any limit on the aggregate principal amount of the offered Debt Securities; (iii) the Person to whom any interest on the offered Debt Securities will be payable, if other than the Person in whose name they are registered on the regular record date for such interest; (iv) the date or dates, or the method by which such date or dates are determined or extended, on which the principal or installments of principal and premium, if any, of the offered Debt Securities is or are payable; (v) the rate or rates (which may be fixed or variable) at which the offered Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date from which any such interest will accrue, the dates on which such interest on the offered Debt Securities will be payable and the regular record dates therefor, the circumstances, if any, in which the Company may defer interest payments and the basis for calculating interest if other than a 360-day year of twelve 30-day months; (vi) the place or places where the principal of and premium, if any, and interest on the offered Debt Securities will be payable and the offered Debt Securities may be surrendered for registration of transfer or exchange if other than those provided for in the Senior Indenture or the Subordinated Indenture; (vii) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the offered Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased in whole or in part pursuant to such obligation; (ix) whether the Debt Securities of the series will be convertible into shares of Common Stock and/or exchangeable for other securities, and if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable and any deletions from or modifications or additions to the applicable Indenture to permit or to facilitate the issuance of such convertible or exchangeable Debt Securities or the administration thereof; (x) the identity of each Security Registrar and Paying Agent if other than or in addition to the Trustee; (xi) if the amount of principal of or any premium or interest on the offered Debt Securities may be determined by reference to an index or pursuant to a formula, the manner in which such amounts shall be determined; (xii) the applicability of, and any addition to or change in the covenants and definitions set forth in the applicable Indenture; (xiii) the denominations in which any offered Debt Securities will be issuable, if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000; (xiv) if other than U.S. dollars the currency or currencies for the payment of principal of and any premium and interest on the offered Debt Securities and the manner of determining the U.S. dollar equivalent of the principal amount thereof for purposes of the definition of "outstanding" and, if the principal of or any premium or interest on the offered Debt Securities is to be payable, at the election of the Company or the holder thereof, in one or more currencies other than that or those in which the offered Debt Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on such offered Debt Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xv) any other event or events of default applicable with respect to the offered Debt Securities in addition to or in lieu of those described below under "Events of Default" and any change in the right of the Trustee or the holders to declare the principal of or any premium or interest on the offered Debt Securities due and payable; (xvi) if less than the principal amount thereof, the portion of the principal payable upon acceleration of such Debt Securities following an Event of Default; (xvii) whether such Debt Securities are to be issued in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary for such Global Security or Securities, and any circumstances under which any such Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such depositary or its nominee, if other than those described in the applicable Indenture (see "Global Securities"); (xviii) if applicable, that the offered Debt Securities, in whole or in any specified part, are not defeasible; and (xix) any other terms of the offered Debt Securities not inconsistent with the provisions of the applicable Indenture. (Indenture Section 301)

  If the purchase price of any Debt Securities is payable in a currency other than U.S. dollars or if principal of or premium, if any, or interest, if any, on any of the Debt Securities is payable in any currency other than U.S. dollars, the specific terms and other information with respect to such Debt Securities and such foreign currency, including any material foreign currency risks, will be specified in the Prospectus Supplement or Prospectus Supplements relating thereto.

  Under the Indentures, the terms of the Debt Securities of any series may differ, and the Company, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of such series or establish additional terms of such series.

  Redemption. Except as set forth in the Prospectus Supplement with respect to any offered Debt Securities or series thereof, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Debt Securities. The Prospectus Supplement relating to any offered Debt Securities or series thereof will specify the provisions, if any, regarding sinking fund provisions related to such Debt Securities or series thereof. The Indentures provide that the Company may deliver outstanding Debt Securities of like tenor of a series (other than any previously called for redemption) and may apply as a credit Debt Securities of like tenor of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of like tenor of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series. (Indenture Sections 1202 and 1203)

  The Indentures provide that, if less than all of the Debt Securities of any series are to be redeemed at any time, selection of Debt Securities for redemption will be made by the Trustee by such method as the Trustee shall deem fair and appropriate, and portions of the Debt Securities selected for redemption shall be in amounts equal to the minimum authorized denomination for Debt Securities of like tenor of that series or any integral multiple thereof of principal amount of Debt Securities of such series of a denomination larger than the minimum authorized denomination for Debt Securities of that series. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Debt Securities to be redeemed at its registered address. If any Debt Security is to be redeemed in part only, the notice of redemption that relates to such Debt Security shall state the portion of the principal amount thereof to be redeemed. A new Debt Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Debt Security. On and after the redemption date, interest ceases to accrue on Debt Securities or portions of them called for redemption. (Indenture Sections 1103, 1104, 1106 and 1107)

  Repurchase at the Option of Holders. Except as set forth in the Prospectus Supplement with respect to any offered Debt Securities or any series thereof, the Indentures do not contain provisions that permit the Holders of the Debt Securities to require that the Company repurchase or redeem the Debt Securities in the event of a sale of assets or a takeover, recapitalization or similar restructuring, nor does the Indenture contain covenants specifically designed to protect holders in the event of a highly leveraged transaction involving the Company.

  Covenants. The Indentures contain certain covenants relating to the Company and its operations, including covenants requiring the Company to (i) punctually pay interest and principal of Debt Securities, (ii) maintain an office or agency in each place of payment in respect of the Debt Securities, (iii) hold in trust money for payment of interest or principal on Debt Securities, (iv) preserve the corporate existence, rights and franchises of the Company and its Material Subsidiaries (as defined in the Indentures), (v) generally maintain its properties and trademarks and to comply with applicable statutes, laws, ordinances and regulations, (vi) maintain adequate insurance, (vii) timely pay or discharge material tax obligations and claims for labor, material and supplies, which, if unpaid, might become a lien upon the property of the Company or any Subsidiary, (viii) keep proper books of record and account and (ix) provide to the Trustee quarterly statements of compliance with the Indentures and notice of any event which after notice or lapse of time or both would become an Event of Default or the occurrence of any Repurchase Event. Certain of these covenants are subject to various exceptions and qualifications as set forth in the Indentures.

  Certain additional covenants in respect of the Company may be set forth in the Prospectus Supplement accompanying this Prospectus.

  Consolidation, Merger or Transfer. The Indentures provide that the Company may not consolidate with, merge with, or transfer all or substantially all of its assets to another entity where the Company is not the surviving corporation unless (i) such other entity assumes the Company's obligations under the applicable Indenture and (ii), after giving effect thereto, no event shall have occurred and be continuing which, after notice or lapse of time, would become an Event of Default. The Indentures do not quantify what constitutes "all or substantially all" of the Company's assets. The Indentures provide that the Notes and Indentures shall be governed by and construed in accordance with the laws of the State of Texas. Assuming such law as currently in effect governs the meaning of "all or substantially all," there currently is no established quantitative definition of "all or substantially all" of the assets of a corporation under applicable law. An analysis of all the then relevant facts and circumstances and relevant legal authorities would be required at the time of determination to establish whether or not a sale of "all or substantially all" assets has occurred. (Indenture Section 801)

  Events of Default. The Indentures provide that each of the following constitutes an Event of Default with respect to the Debt Securities of any series issued pursuant to the Indentures: (i) failure to pay the principal on the Debt Securities of that series when due; (ii) failure for 30 consecutive days (for Debt Securities that pay interest less frequently than monthly) or 10 consecutive days (for Debt Securities that pay interest monthly) to pay when due any interest on the Debt Securities of that series; (iii) failure to deposit any sinking fund payment, when and as due, in respect of the Debt Securities of that series; (iv) failure to perform, or a breach of, any covenant or warranty set forth in the Indenture for 30 consecutive days after receipt of written notice from the Trustee or Holders of at least 25% in principal amount of the outstanding Debt Securities specifying the default and requiring the Company to remedy such default; (v) an event of default as defined in any indenture or instrument under which the Company or any Material Subsidiary shall have Outstanding at least $1.0 million aggregate principal amount of indebtedness shall have happened and resulted in acceleration of such indebtedness and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled for a period of 30 consecutive days; (vi) certain events of insolvency, receivership or reorganization of the Company or any Material Subsidiary; and (vii) entry of a final judgment, decree or order against the Company or any Material Subsidiary for the payment of money in excess of $5.0 million and such judgment, decree or order continues unsatisfied for 30 consecutive days without a stay of execution. (Indenture Section 501)

  If any Event of Default occurs and is continuing with respect to any series of Debt Securities, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debt Securities of such series may declare the unpaid principal amount (or, if any of the Debt Securities of that series are Original Issue Discount Debt Securities, such lesser portion of the principal amount of such Debt Securities as may be specified in the terms thereof), premium, if any, and any accrued and unpaid interest on all the Debt Securities of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Material Subsidiary of the Company, all principal, premium, if any and interest on outstanding Debt Securities will become due and payable without further action or notice.
Holders of the Debt Securities may not enforce the respective Indentures or the Debt Securities except as provided in the Indentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debt Securities of any series may direct the Trustee in its exercise of any trust or power with respect to such series of Debt Securities. The Trustee may withhold from Holders of the Debt Securities of any series notice of any continuing Default or Event of Default (except a Default or Event of Default in payment on any Debt Security of any series or in the payment of any sinking fund installment with respect to such series) if it in good faith determines that withholding notice is in their interest. (Indenture Sections 502, 507, 512 and
602)

  The Holders of a majority in aggregate principal amount of the Debt Securities of any series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debt Securities of such series waive any existing Default or Event of Default with respect to such series of Debt Securities and its consequences under the applicable Indenture except a continuing Default or Event of Default with respect to such series in the payment of interest on, or the principal of, or premium, if any, on the Debt Securities of such series. (Indenture Section 513)

  The Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. (Indenture Section 512) The Indentures provide that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture unless the Trustee receives reasonable security or indemnity against any loss, liability or expense. (Indenture Sections 601 and 603)

  The Company is required to deliver to the Trustee quarterly a statement regarding compliance with the Indentures, and the Company is required upon becoming aware of any Default or Event of Default with respect to a series of Debt

Securities due to any event of default under any other indenture or instrument to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. (Indenture Section 703)

  Defeasance Provisions. The Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace destroyed, stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) on the 91st day after the date of deposit with the Trustee, in trust, of money, U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money, or a combination thereof, in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the dates on which such payments are due and payable in accordance with the terms of the applicable Indenture and such Debt Securities. Any such discharge is also subject to certain other conditions, including the limitation that such discharge may only occur if there has been a change in applicable federal law, or the Company has delivered to the Trustee an Opinion of Counsel to the effect that such a discharge will not cause the holders of such series of Debt Securities to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case had such deposit, defeasance and discharge not occurred, and that such discharge will not cause any outstanding Debt Securities then listed on any securities exchange to be de-listed as a result thereof. (Indenture Section 403)

  The Company may omit to comply with certain restrictive covenants with respect to the Debt Securities of any series. If the Company elects not to comply with any term, provision or condition in any such covenant, the Company must deposit with the Trustee money, U.S. Government Obligations which through the payment of interest and principal thereof in accordance with their terms will provide money, or a combination thereof, in an amount sufficient to pay any installment of principal of (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the dates on which such payments are due and payable in accordance with the terms of the applicable Indenture and such Debt Securities. Any such covenant defeasance is also subject to certain other conditions, including the delivery to the Trustee of an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the Debt Securities to recognize income, gain or loss for federal income tax purposes and that such holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case had such deposit and defeasance not occurred. (Indenture Section 1009)

  In the event the Company omits compliance with certain covenants of the Indenture and the Debt Securities issued pursuant thereto are declared due and payable because of the occurrence of any event of default, although the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities at the time of their stated maturity, it may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from such event of default. In such event, the Company shall remain liable for all such payments.

  Subordination of Subordinated Debt Securities. The Subordinated Debt Securities will be subordinate and subject in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to the prior payment in full of all Senior Debt. Upon any distribution to creditors in a liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceeding involving the Company, the holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations (as defined in the Subordinated Indenture) due on or to become due on or in respect of all Senior Debt, before the holders of Subordinated Debt Securities are entitled to receive any payment or distribution of any kind, whether in cash, property or securities, by set off or otherwise on account of the principal of (and premium, if any) or interest on the Subordinated Debt Securities or on account of any purchase, redemption or other acquisition of Subordinated Debt Securities by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent or on account of any other obligation of the Company in respect of any Subordinated Debt Securities (excluding (i) shares of stock or securities of the Company or another corporation provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all then outstanding Senior Debt to substantially the same extent as, or to a greater extent than, the Subordinated Debt Securities are so subordinated and (ii) payments of assets from any defeasance trust which have been on deposit for 90 consecutive days without the occurrence of blockage of payment on any such series of Subordinated Debt Securities as described below) ("Securities Payments"). Until the Senior Debt is paid in full, any Securities Payment to which the holders of Subordinated Debt Securities or the Trustee for their benefit would be entitled, will be paid or delivered by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture pursuant to which any instruments evidencing, any Senior Debt may have been issued. (Subordinated Indenture Sections 1301 and 1302)

  The Subordinated Indenture contains certain standstill provisions, which provide that no payments of principal of, or interest on, the Subordinated Debt Securities may be made and no Subordinated Debt Securities may be accelerated if at the time thereof the Trustee has received a written notice (a "Default Notice") from the holder or holders of not less than 51% in principal amount of the outstanding Senior Debt or any agent therefor (a "Senior Agent") specifying that an event of default (a "Senior Event of Default") under any Senior Debt has occurred. Such standstill will remain in effect until the first to occur of the following: (i) the Senior Event of Default is cured, (ii) the Senior Event of Default is waived by the holders of such Senior Debt or the Senior Agent or
(iii) the expiration of 180 days after the date the Default Notice is received by the Trustee if the maturity of such Senior Debt has not been accelerated at such time. Any such standstill will not prevent the occurrence of an "Event of Default" under the Subordinated Indenture.

  In the event that the Trustee receives any Securities Payment prohibited by the subordination provisions of the Subordinated Indenture, such payment will be held by the Trustee in trust for the benefit of, and will immediately be paid over upon written request to, the holders of Senior Debt or their representative or representatives, or the trustee or trustees under any applicable indenture for application to the payment of Senior Debt. (Subordinated Indenture Section
1304) Such subordination will not prevent the occurrence of any event of default in respect of the Subordinated Debt Securities.

  By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Debt may receive more, ratably, and holders of the Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than the other creditors of the Company. There may also be interruption of scheduled interest and principal payments resulting from events of default on Senior Debt.

  Modification and Waiver. Modifications and amendments of the respective Indentures may be made by the Company and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of all series affected by such modification or amendment (voting as one class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, reduce the principal amount of, or premium or interest on, any Debt Security, reduce the amount of principal of an Original Issue Discount Debt Security due and payable upon acceleration of the maturity thereof, change the place of payment where or coin or currency in which the principal of, or any premium or interest on, any Debt Security is payable, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security,
(ii) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the Senior Indenture or for waiver of compliance with certain provisions of the Senior Indenture or for waiver of certain defaults or (iii) modify any of the various sections relating to above-described provisions. (Indenture Section 902)

  The holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of the holders of all Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Indenture. (Indenture Section 1011) The holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series may, on behalf of the holders of all Debt Securities of that series, waive any past default under the Indenture with respect to Debt Securities of that series, except a default (i) in the payment of principal of, or any premium or interest on, any Debt

Security of such series when due (other than amounts due and payable solely upon acceleration), or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. (Indenture Section 513) The definition of "Senior Debt" in the Subordinated Indenture may not be amended or modified in a manner adverse to the holders of then outstanding Senior Debt without the consent of the holders of all Senior Debt affected thereby. (Subordinated Indenture Section 908)

  The Indentures provide that, in determining whether the holders of the requisite principal amount of the outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Debt Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof to such date and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency unit that will be deemed to be outstanding will be the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the principal amount of such Debt Security (or, in the case of an Original Issue Discount Debt Security, the United States dollar equivalent, determined as of the date of original issuance of such Debt Security, of the amount determined as provided in (i) above). (Indenture Section 101)

  Global Securities. The following description will apply to any series of Debt Securities issued, in whole or in part, in the form of a Global Security or Global Securities deposited with, or on behalf of, The Depository Trust Company ("DTC") (each such Debt Security represented by a Global Security, being herein referred to as a "Book-Entry Security").

  Upon initial issuance, all Book-Entry Securities of the same series and bearing interest, if any, at the same rate or pursuant to the same formula and having the same date of issuance, redemption provisions, if any, repayment provisions, if any, stated maturity and other terms will be represented by a single Global Security. Each Global Security representing Book-Entry Securities will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. Unless otherwise specified in the applicable Prospectus Supplement, all Book-Entry Securities will be denominated in U.S. dollars.

  Upon the issuance of a Global Security, DTC will credit accounts held with it with the respective principal or face amounts of the Book-Entry Securities represented by such Global Security. The accounts to be credited shall be designated initially by the Agent through which the Debt Security was sold or, to the extent that such Debt Securities are offered and sold directly, by the Company. Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with DTC ("participants") and to persons that may hold interests through such participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by DTC for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant.

  Payment of principal of, premium, if any, and interest, if any, on Book-Entry Securities represented by any such Global Security will be made to DTC or its nominee, as the case may be, as the sole registered holder of the Book-Entry Securities represented thereby for all purposes under the Indentures. None of the Company, the Trustee, the Paying Agent or any agent of the Company or the Trustee will have a responsibility or liability for any aspect of DTC's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Book-Entry Securities or any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in a Global Security owning through such participants or for maintaining, supervising or reviewing any of DTC's records relating to such beneficial ownership interests.

  The Company has been advised by DTC that upon receipt of any payment of principal of, premium, if any, or interest, if any, on any such Global Security, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC. Payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held by such participants for customer accounts registered in "street name," and will be the sole responsibility of such participants.

  No Global Security may be transferred except as a whole by a nominee of DTC to DTC or to another nominee of DTC, or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

  A Global Security representing Book-Entry Securities is exchangeable for certificated Debt Securities of the same series and bearing interest, if any, at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, repayment provisions, if any, stated maturity and other terms and of differing authorized denominations aggregating a like amount, if any, if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time DTC ceases to be a clearing agent registered under the Exchange Act, (ii) the Company, in its sole discretion, determines that such Global Security shall be exchangeable for certificated Debt Securities or (iii) there shall have occurred and be continuing an Event of Default with respect to the Book-Entry Securities. Such certificated Debt Securities shall be registered in the names of the owners of the beneficial interests in such Global Security as provided by DTC's relevant participants (as identified by DTC).

  Owners of beneficial interests in a Global Security will not be considered the registered holders thereof for any purpose under the applicable Indenture and no Global Security representing Book-Entry Securities shall be exchangeable or transferrable. Accordingly, each person owning a beneficial interest in such a Global Security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a registered holder under the applicable Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  DTC, as the registered holder of each Global Security, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a registered holder is entitled to give or take under the applicable Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of registered holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a registered holder is entitled to give or take under such Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks (which may include the Trustee), trust companies, clearing corporations, and certain other organizations some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Certain Definitions. Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. (Indenture Section 101)

  "Funded Debt" means any of the following obligations of the Company or any Subsidiary which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than 360 days after the date of the creation or incurrence of such obligation: (i) any obligations, contingent or otherwise, for borrowed money or for the deferred purchase price of property, assets, securities or services (including, without limitation, any interest accruing subsequent to an event of default), (ii) all obligations (including the Debt Securities) evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except any such obligation that constitutes a trade payable and an accrued liability arising in the ordinary course of business, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared in accordance with generally accepted accounting principles, (iv) all Capital Lease Obligations, (v) liabilities of the Company actually due and payable under banker's acceptances or letters of credit, (vi) all indebtedness of the type referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or security interest in property of the Company or any Subsidiary (including, without limitation, accounts and contract rights), even though the Company or any Subsidiary has not assumed or become liable for the payment of such indebtedness and (vii) any guarantee or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement, contingent or otherwise, to purchase, repurchase, or otherwise acquire, to supply, or advance funds or become liable with respect to, any indebtedness or any obligation of the type referred to in any of the foregoing clauses (i) through (vi), regardless of whether such obligation would appear on a balance sheet.

  "Junior Indebtedness" means all Funded Debt except Senior Debt.

  "Material Subsidiary" means Holliday Fenoglio, Inc., AMRESCO Management, Inc., AMRESCO Residential Mortgage Corporation, AMRESCO Advisors, Inc., AMRESCO Residential Credit Corporation, AMRESCO Residential Capital Markets, Inc., AMRESCO Capital Corporation, AMRESCO New England, Inc., Oak Cliff Financial, Inc. and any other Subsidiary whose assets or revenues comprise at least five percent (5%) of the assets or revenues of the Company and the Subsidiaries on a consolidated basis as of the end of, or for the, Company's most recently completed fiscal quarter, as determined from time to time.

  "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the applicable Indenture.

  "pari passu" means, with respect to the ranking of any indebtedness of any Person in relation to other indebtedness of such Person, that such indebtedness
(a) either (i) is not subordinate in right of payment to any other indebtedness of such Person or (ii) is subordinate in right of payment to the same indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any indebtedness of such Person as to which the other is not so subordinate.

  "Senior Debt" means any Funded Debt whether outstanding on the date of execution of the Indenture or thereafter created or incurred, unless it is provided in the appropriate instrument that such Funded Debt is subordinated to any other Funded Debt.

  "Subsidiary" means, with respect to any Person, (i) any Corporation of which at the time of determination more than 50% of the shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and
(ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

  "U.S. Government Obligations" means direct obligations of the United States of America, or any Person controlled or supervised by and acting as an agency or instrumentality of such government, in each case where the payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by such government and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of or other amount with respect to the U.S. Government Obligation evidenced by such depository receipt.

SECURITIES WARRANTS

  The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with other Securities offered by any Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and a bank or trust company as Securities Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Securities Warrants. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrant Certificates or beneficial owners of Securities Warrants. Copies of the forms of Securities Warrant Agreements, including the forms of Securities Warrant Certificates representing the Securities Warrants, will be filed or incorporated by reference as exhibits to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the forms of Securities Warrant Agreements and Securities Warrant Certificates do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Securities Warrant Agreements and the Securities Warrant Certificates.

  General. If Securities Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including, in the case of Securities Warrants for the purchase of Debt Securities, the following where applicable: (i) the offering price; (ii) the currencies in which such Securities Warrants are being offered; (iii) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of such Securities Warrants; (iv) the designation and terms of any series of Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Security; (v) the date on and after which such Securities Warrants and the related series of Securities will be transferable separately;
(vi) the principal amount of the series of Debt Securities purchasable upon exercise of each such Securities Warrant and the price at which and currencies in which such principal amount of Debt Securities of such series may be purchased upon such exercise; (vii) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) whether the Securities Warrants will be issued in registered or bearer form; (ix) a discussion of any material United States federal income tax consequences; and (x) any other terms of such Securities Warrants.

  In the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the applicable Prospectus Supplement will describe the terms of such Securities Warrants, including the following where applicable: (i) the offering price; (ii) the aggregate number of shares purchasable upon exercise of such Securities Warrants and, in the case of Securities Warrants for Preferred Stock, the designation, aggregate number and terms of the series of Preferred Stock purchasable upon exercise of such Securities Warrants; (iii) the designation and terms of the series of Securities with which such Securities Warrants are being offered and the number of such Securities Warrants being offered with each such Security; (iv) the date on and after which such Securities Warrants and the related series of Securities will be transferable separately; (v) the shares of Preferred Stock or Common Stock purchasable upon exercise of each such Securities Warrant and the price at which such shares of Preferred Stock or Common Stock may be purchased upon each exercise; (vi) the date on which the right to exercise such Securities Warrants shall commence and the expiration date thereof; (vii) a discussion of any material United States federal income tax consequences; and (viii) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Stock or Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

  Securities Warrant Certificates may be exchanged for new Securities Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer and may be exercised at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Securities Warrant to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Common Stock, holders of such Securities Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payment of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

  Exercise of Securities Warrants. Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void.

  Securities Warrants may be exercised by delivering to the Securities Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the Securities Warrant Certificate. Securities Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt of the Securities Warrant Certificate evidencing such Securities Warrants. Upon receipt of such payment and the Securities Warrant Certificate properly completed and duly executed at the corporate trust office of the Securities Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon exercise. If fewer than all of the Securities Warrants represented by such Securities Warrant Certificate are exercised, a new Securities Warrant Certificate will be issued for the remaining amount of Securities Warrants.

  Amendments and Supplements to Securities Warrant Agreement. The Securities Warrant Agreements may be amended or supplemented without the consent of the holders of the Securities Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Securities Warrants and that do not adversely affect the interests of the holders of the Securities Warrants.

  Common Stock Warrant Adjustments. The exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including (i) the issuance of capital stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above). In the event that the Company shall distribute any rights or warrants to acquire capital stock pursuant to clause (iv) above (the "Capital Stock Rights") pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Company may, in lieu of making any adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned Subsidiary shall not be deemed outstanding for the purpose of any adjustment.

  No adjustment in the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of and the number of shares of Common Stock covered by a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

  In the case of (i) a reclassification of or change to the Common Stock, other than changes in par value, (ii) a consolidation or merger involving the Company, other than where the Company is the continuing corporation and reclassification or change, as described in (i) above, is involved or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                             PLAN OF DISTRIBUTION

  The Company may offer and sell the Offered Securities in one or more of the following ways: (i) through underwriters or dealers, (ii) through agents or
(iii) directly to one or more purchasers. The Prospectus Supplement with respect to a particular offering of a series of Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters or agents with whom the Company has entered into arrangements with respect to the sale of such Offered Securities, the public offering or purchase price of such Offered Securities and the proceeds to the Company from such sales and any underwriting discounts, agency fees or commissions and other items constituting underwriters' compensation, the initial public offering price, any discounts or concessions to be allowed or re-allowed or paid to dealers and any securities exchange, if any, on which such Offered Securities may be listed. Dealer trading may take place in certain of the Offered Securities, including Offered Securities not listed on any securities exchange.

  If underwriters are involved in the offer and sale of Offered Securities, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate, all of which underwriters in either case will be designated in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, under the terms of the underwriting agreement, the obligations of the underwriters to purchase Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions to be allowed or re-allowed or paid to dealers may be changed from time to time.

  Offered Securities may be offered and sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Securities with respect to which this Prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in or calculable from, the applicable Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, the Company may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Delayed Delivery Contracts") providing for payment and delivery on the date or dates stated in the Prospectus Supplement. Each Delayed Delivery Contract will be for an amount of the Offered Securities not less than and, unless the Company otherwise agrees, the aggregate amount of the Offered Securities sold pursuant to Delayed Delivery Contracts shall be not more than the respective minimum and maximum amounts stated in the Prospectus Supplement. Institutions with which Delayed Delivery Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions, but shall in all cases be subject to the approval of the Company in its sole discretion. The obligations of the purchaser under any Delayed Delivery Contract to pay for and take delivery of the Offered Securities will not be subject to any conditions except that (i) the purchase of the Offered Securities by such institution shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such institution is subject and (ii) any related sale of the Offered Securities to underwriters shall have occurred. A commission set forth in the Prospectus Supplement will be paid to underwriters soliciting purchases of the Offered Securities pursuant to Delayed Delivery Contracts accepted by the Company. The underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

  The Debt Securities, the Preferred Stock and the Securities Warrants will be new issues of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

  Any underwriter, dealer or agent participating in the distribution of the Offered Securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold and any discounts or commissions received by it from the Company and any profit realized by it on the sale or resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

  Under agreements entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

  Underwriters, dealers and agents also may be customers of, engage in transactions with, or perform other services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the shares of Common Stock, the Preferred Stock, the Debt Securities and Securities Warrants offered hereby will be passed upon for the Company by L. Keith Blackwell as General Counsel of the Company. As of September 4, 1998, Mr. Blackwell owned beneficially 12,605 shares of Common Stock (excluding 12,250 unvested shares allocated under the Company's restricted stock plan) and holds options to purchase 213,275 shares of Common Stock.

                                    EXPERTS

  The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, the Company files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy and information statements and other information can be inspected and copied at the public reference facilities that the Commission maintains at the Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Commission at the principal offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such documents may also be obtained at the website maintained by the Commission (http://www.sec.gov). Information on the operation of the Company's Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Company's Common Stock is quoted on the Nasdaq National Market and such reports, proxy and information statements and other information may be inspected at the National Association of Securities Dealers, Inc., 1735
K. Street N.W., Washington, D.C. 20006. The Company's 10% Senior Subordinated Notes due 2003, the 8.75% Senior Notes due 1999 and the 10% Senior Subordinated Notes due 2004 are listed for trading on the New York Stock Exchange. Reports and other information concerning the Company can be inspected at the offices of such Exchange, 20 Broad Street, New York, New York 10005.

  The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in the Prospectus concerning the contents of any documents referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description, and each such statement shall be deemed qualified in its entirety by such reference.

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars," or "U.S.$").

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K for the year ended December 31, 1997 (filed March 27, 1998; File No. 001-11599), (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (filed May 5, 1998; File No. 001-11599), (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (filed August 14, 1998; Commission File No. 001-11599), (iv) Current Report on Form 8-K dated August 19, 1998 (filed August 21, 1998; Commission File No. 001-11599) and (v) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated May 28, 1997 (filed May 30, 1997; File No. 000-08630).

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed superseded or modified for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Company, 700 North Pearl Street, Suite 2400, LB 342, Dallas, Texas 75201, Attention: L. Keith Blackwell, Senior Vice President, General Counsel and Secretary. Telephone requests may be directed to L. Keith Blackwell, Senior Vice President, General Counsel and Secretary of the Company, at (214) 953-7700.

                                    GLOSSARY

  The following are certain defined terms which may be used in this Prospectus and any accompanying Prospectus Supplement:

  "AMRESCO CAPITAL" means AMRESCO Capital, L.P., a subsidiary of the Company.

  "AMRESCO RESIDENTIAL" means, collectively, ARMC and AMRESCO Residential Credit Corporation, subsidiaries of the Company.

  "AMRESCO SERVICES" means a division of AMRESCO Services, L.P., a subsidiary of the Company.

  "ARMC" means AMRESCO Residential Mortgage Corporation, a subsidiary of the Company.

  "COMPANY" means, unless otherwise stated in this Prospectus or unless the context otherwise requires, the Company and each of its subsidiaries.

  "CONDUIT PURCHASERS" means investment bankers and other financial intermediaries who purchase or otherwise accumulate pools or portfolios of loans having common features (e.g., real estate mortgages, etc.), with the intent of securitizing such loan assets and selling them to a trust that obtains its funds by selling ownership interests in the trust to public or private investors.

  "CREDIT ENHANCEMENT" means the method by which a seller of asset-backed securities achieves a higher credit rating with respect to such securities than the credit rating of the assets collateralizing such securities. Credit enhancement is often achieved through the use of financial guaranty insurance policies.

  "DTC" means The Depository Trust Company or its nominees.

  "DUS" means the Delegated Underwriting and Servicing program established by Fannie Mae that permits a DUS approved lender to commit and close loans for multi-family mortgages for resale to Fannie Mae without Fannie Mae's prior approval of such loans.

  "FACE VALUE" means, with respect to any loan or asset portfolio, the aggregate unpaid principal balance of a loan or loans.

  "FANNIE MAE" means the Federal National Mortgage Association.

  "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

  "HOLLIDAY FENOGLIO FOWLER" means Holliday Fenoglio Fowler, L.P., a subsidiary of the Company.

  "MIC," unless the context otherwise requires, means Mortgage Investors Corporation, an Ohio corporation, and MSPI, Inc., formerly known as Marketing Solution Publications, Inc., a Michigan corporation and an affiliated company of Mortgage Investors Corporation.

  "REVOLVING LOAN AGREEMENT" means the Credit Agreement dated as of August 12, 1998 among AMRESCO, INC., NationsBank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent, and the lending institutions and funds which are parties thereto from time to time.

  "SECURITIZATION" and "SECURITIZED" mean a transaction in which loans originated or purchased by an entity are sold to special purpose entities organized for the purpose of issuing asset-backed, mortgage-backed or commercial loan-backed securities.

  "SENIOR NOTES" means the Company's 8.75% Senior Notes, Series 1996-A, due
1999.

  "SENIOR SUBORDINATED NOTES" means the Company's 10% Senior Subordinated Notes due 2003, the Company's 10% Senior Subordinated Notes due 2004 and the Company's 9 7/8% Senior Subordinated Notes due 2005, collectively.

  "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated January 15, 1996, governing the Senior Subordinated Notes.

  "SUBORDINATED CERTIFICATES" means the unrated and uninsured tranches of collateralized residential or commercial mortgage-backed securities which are included under the caption "Retained Interests in Securitizations-Trading" in the Company's consolidated balance sheet.

  "SUB-PRIME LOAN" means a residential mortgage loan to borrowers who do not qualify for conventional loans or whose borrowing needs are not met by traditional residential mortgage lenders. Such borrowers may not satisfy the more rigid underwriting standards of the traditional residential mortgage lending market for a number of reasons, such as blemished credit histories (from past loan delinquencies or bankruptcy), inability to provide income verification data or lack of established credit history.

  "VA" means the United States Department of Veteran Affairs.

  "WAREHOUSE" means a type of lending arrangement whereby loans funded or purchased and held for sale are financed by financial institutions or institutional lenders on a short-term basis and secured by the underlying loans.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation by anyone in any state in which such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.


                              ------------------

                               Table of Contents

                                                               Page
                                                               ----

The Company.....................................................  2

Risk Factors....................................................  5

Forward-Looking Statements...................................... 12

Use of Proceeds................................................. 12

Ratios of Earnings to Fixed Charges and Earnings to Combined
 Fixed Charges.................................................. 12

Description of Securities....................................... 13

Plan of Distribution............................................ 32

Legal Matters................................................... 33

Experts......................................................... 34

Available Information........................................... 34

Incorporation of Certain Documents by Reference................. 34

Glossary........................................................ 36


                              ------------------

                                 AMRESCO, INC.

                              ------------------

                                  PROSPECTUS

                              ------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
  Securities and Exchange Commission Registration Fee...................  $295
  Nasdaq National Market Listing Fee....................................    *
  Printing Expenses.....................................................    *
  Accounting Fees and Expenses..........................................    *
  Legal Fees and Expenses...............................................    *
  Fees of Transfer Agent and Registrar..................................    *
  Miscellaneous Expenses................................................    *
                                                                        -------
     Total.............................................................. $  *
                                                                        -------
-----------------

* To be completed by amendment.

  All of the above expenses except the Securities and Exchange Commission registration fee and the Nasdaq National Market listing fee are estimated. All of such expenses will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and the Company's Amended and Restated Bylaws (the "Bylaws") provide that the Company shall indemnify, to the full extent permitted by law, any person against liabilities arising from their service as directors, officers, employees or agents of the Company. Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

  Section 145 further provides that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  The Certificate and the Bylaws provide that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this provision related to director's liability shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification. Further, if the DGCL shall be repealed or modified, the elimination of liability of a director provided in the Certificate and the Bylaws shall be to the fullest extent permitted by the DGCL as so amended.

  The Company maintains insurance for its officers and directors which provides for indemnification of officers and directors. The premiums for such insurance are paid by the Company.

ITEM 16.  EXHIBITS

 EXHIBIT NO.                             EXHIBIT
-------------                            -------
     1.1       Form of Purchase Agreement for Debt Securities, filed as Exhibit
               1.1 to the Company's Registration Statement on Form S-3 (No. 333-
               6031), which exhibit is incorporated herein by reference. 1.2/(b)/ Form of Underwriting Agreement for Preferred Stock.
     1.3/(b)/  Form of Underwriting Agreement for Common Stock.
     4.1 Restated Certificate of Incorporation, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which exhibit is incorporated herein by reference.
     4.2 Amended and Restated Bylaws effective as of February 25, 1997, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which exhibit is incorporated herein by reference.
     4.3 Rights Agreement, dated as of May 28, 1997, by and between the Company and the Bank of New York, as Rights Agent, filed as
               Exhibit 4 to the Company's Current Report on Form 8-K dated May 28, 1997, which exhibit is incorporated herein by reference.
     4.4 Specimen Common Stock Certificate, filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (No. 33-63683), which exhibit is incorporated herein by reference.
     4.5 Senior Indenture, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-3 (No. 333-6031), which exhibit is incorporated herein by reference.
     4.6 Subordinated Indenture, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated March 12, 1997 (No. 001-11599), which exhibit is incorporated herein by reference.
     4.7/(c)/  Form of Certificate of Designations for Preferred Stock.
     4.8/(c)/  Specimen Preferred Stock Certificate.
     4.9/(c)/  Form of Warrant Agreement.
     4.10/(c)/ Specimen Warrant Certificate.
     4.11/(b)/ Form of Deposit Agreement.
     4.12/(b)/ Specimen Depositary Receipt.
     4.13 Credit Agreement dated as of August 12, 1998 among AMRESCO, INC. and NationsBank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent, and the lending institutions and funds which are parties thereto from time to time, filed as
               Exhibit 10.1 to the Company's Registration Statement on Form S-3 (No. 333-62145), which exhibit is incorporated herein by reference.
     5.1/(a)/ Opinion of L. Keith Blackwell, General Counsel of the Company, regarding legality of the securities being registered.
    23.1/(a)/  Consent of L. Keith Blackwell, contained in the opinion filed as
               Exhibit 5.1.
    23.2/(a)/  Consent of Deloitte & Touche LLP.
    24.1/(a)/  Power of Attorney of the Directors and certain Executive Officers of the Company (included on page II-5).

    25.1       Statement of Eligibility of Senior Trustee on Form T-1, filed as
               Exhibit 25.1 to the Company's Registration Statement on Form S-3 (No. 333-27853), which exhibit is incorporated herein by reference.
    25.2 Statement of Eligibility of Subordinated Trustee on Form T-1, filed as Exhibit 25.2 to the Company's Registration Statement on Form S-3 (No. 333-6031), which exhibit is incorporated herein by reference.

--------------
(a) Filed herewith.
(b) To be filed by amendment.
(c) To be filed in the event of the issuance of Preferred Stock or Warrants, as the case may be.

ITEM 17.  UNDERTAKINGS

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however; That paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 15th day of September, 1998.

                                 AMRESCO, INC.

                                 By:    /s/ L. KEITH BLACKWELL
                                    ------------------------------
                                           L. Keith Blackwell
                                    Senior Vice President, General
                                          Counsel and Secretary

  Each person whose signature appears below does hereby make, constitute and appoint Robert H. Lutz, Jr., Robert L. Adair III and L. Keith Blackwell and each of them his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf and in his capacity or capacities as stated above or below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the Registrant deems appropriate.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of September, 1998:

              SIGNATURE                       TITLE
              ---------                       -----

/s/ ROBERT H. LUTZ, JR.                 Chairman of the Board and
-----------------------------           Chief Executive Officer
    Robert H. Lutz, Jr.

/s/ ROBERT L. ADAIR III                 Director, President and
-----------------------------           Chief Operating Officer
    Robert L. Adair III

/s/ BARRY L. EDWARDS                    Executive Vice President and
-----------------------------           Chief Financial Officer
    Barry L. Edwards                    (Principal Financial Officer)

/s/ JAMES P. COTTON, JR.                Director
-----------------------------
    James P. Cotton, Jr.

/s/ RICHARD L. CRAVEY                   Director
-----------------------------
    Richard L. Cravey

/s/ GERALD E. EICKHOFF                  Director
-----------------------------
    Gerald E. Eickhoff

/s/ SIDNEY E. HARRIS                    Director
-----------------------------
    Sidney E. Harris

/s/ AMY J. JORGENSEN                    Director
-----------------------------
    Amy J. Jorgensen

/s/ BRUCE W. SCHNITZER                  Director
-----------------------------
    Bruce W. Schnitzer

/s/ RONALD B. KIRKLAND                  Vice President and Chief
-----------------------------           Accounting Officer
    Ronald B. Kirkland                  (Principal Accounting Officer)

                                 EXHIBIT INDEX

                                                                                                SEQUENTIALLY
                                                                                                  NUMBERED
EXHIBIT NO.                                        EXHIBIT                                          PAGE
-----------                                        -------                                      ------------
   1.1          Form of Purchase Agreement for Debt Securities, filed as Exhibit 1.1 to the
                Company's Registration Statement on Form S-3 (No. 333-6031), which exhibit is incorporated herein by reference.
   1.2/(b)/     Form of Underwriting Agreement for Preferred Stock.
   1.3/(b)/     Form of Underwriting Agreement for Common Stock.
   4.1          Restated Certificate of Incorporation, filed as Exhibit 3(a) to the
                Company's
                Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which exhibit is incorporated herein by reference.
   4.2          Amended and Restated Bylaws effective as of February 25, 1997, filed as
                Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, which exhibit is incorporated herein by reference.
   4.3          Rights Agreement, dated as of May 28, 1997, by and between the Company and the Bank of New York, as Rights Agent, filed as Exhibit 4 to the
                Company's Current Report on Form 8-K dated May 28, 1997, which exhibit is incorporated herein by reference.
   4.4          Specimen Common Stock Certificate, filed as Exhibit 4.4 to the Company's
                Registration Statement on Form S-3 (No. 33-63683), which exhibit is incorporated herein by reference.
   4.5          Senior Indenture, filed as Exhibit 4.2 to the Company's Registration
                Statement on Form S-3 (No. 333-6031), which exhibit is incorporated herein by reference.
   4.6          Subordinated Indenture, filed as Exhibit 4.1 to the Company's Current
                Report on Form 8-K dated March 12, 1997 (No. 001-11599), which exhibit is incorporated herein by reference.
   4.7/(c)/     Form of Certificate of Designations for Preferred Stock.
   4.8/(c)/     Specimen Preferred Stock Certificate.
   4.9/(c)/     Form of Warrant Agreement.
   4.10/(c)/    Specimen Warrant Certificate.
   4.11/(b)/    Form of Deposit Agreement.
   4.12/(b)/    Specimen Depositary Receipt.
   4.13         Credit Agreement dated as of August 12, 1998 among AMRESCO, INC. and
                NationsBank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent, and the lending institutions and funds which are parties thereto from time to time, filed as Exhibit 10.1 to the Company's
                Registration Statement on Form S-3 (No. 333-62145), which exhibit is incorporated herein by reference.
   5.1/(a)/     Opinion of L. Keith Blackwell, General Counsel of the Company, as to the
                validity of Common Stock to be offered.
   23.1/(a)/    Consent of L. Keith Blackwell, contained in the opinion filed as Exhibit 5.1.
   23.2/(a)/    Consent of Deloitte & Touche LLP.
   24.1/(a)/    Power of Attorney of the Directors and certain Executive Officers of the
                Company (included on page II-5)
   25.1         Statement of Eligibility of Senior Trustee on Form T-1, filed as Exhibit
                25.1
                to the Company's Registration Statement on Form S-3 (No. 333-27853),
                which exhibit is incorporated herein by reference.
   25.2         Statement of Eligibility of Subordinated Trustee on Form T-1, filed as
                Exhibit 25.2 to the Company's Registration Statement on Form S-3
                (No. 333-6031), which exhibit is incorporated herein by reference.

------------------------

(a)  Filed herewith.
(b)  To be filed by amendment.
(c) To be filed in the event of the issuance of Preferred Stock or Warrants, as the case may be.